Exhibit 99.1

PATHEON SHAREHOLDERS APPROVE PLAN OF ARRANGEMENT

TORONTO, March 6, 2014 /CNW/ – Patheon Inc. (TSX: PTI) (“Patheon”) today announced that at a special meeting (the “Special Meeting”) of holders of its restricted voting shares (“Shareholders”) held earlier today, Shareholders passed a special resolution (the “Arrangement Resolution”) approving a statutory plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act (the “CBCA”) pursuant to which JLL/Delta Patheon Holdings, L.P. (“Newco”) will indirectly acquire all of the issued and outstanding restricted voting shares of Patheon. Newco is sponsored by an entity controlled by JLL Partners, Inc. (“JLL”) and Koninklijke DSM N.V.

Assuming the Arrangement is completed, Shareholders will be entitled to receive US$9.32 in cash for each restricted voting share they hold. All of Patheon’s outstanding options will be deemed to be vested upon completion of the Arrangement and holders will be entitled to receive a cash amount equal to the amount by which US$9.32 exceeds the exercise price of such option. All options with an exercise price equal to or greater than US$9.32 will be cancelled without consideration. All payments are subject to applicable withholding taxes, if any.

The Arrangement Resolution was approved by approximately 99% of the votes cast by Shareholders and approximately 99% of the votes cast by “minority” Shareholders (Shareholders other than affiliates of JLL and James Mullen, Chief Executive Officer of Patheon) at the Special Meeting.

The completion of the Arrangement is subject to receipt of a Final Order from the Ontario Superior Court of Justice (Commercial List) (the “Court”) approving the Arrangement as well as the satisfaction of certain other closing conditions customary in a transaction of this nature. The hearing date for the Final Order is scheduled for Monday, March 10, 2014. Assuming that approval of the Court is obtained on March 10, 2014 and all other conditions to the completion of the transaction are satisfied or waived, it is expected that the Arrangement will close on Tuesday, March 11, 2014. Delisting of the restricted voting shares from the Toronto Stock Exchange will occur following the Arrangement becoming effective.

About Patheon Inc.

Patheon Inc. is a leading provider of contract development and commercial manufacturing services to the global pharmaceutical industry for a full array of solid and sterile dosage forms. Through the company’s recent acquisition of Banner Pharmacaps - a market leader in soft gelatin capsule technology - Patheon now also includes a proprietary products and technology business.

Patheon provides the highest quality products and services to approximately 300 of the world’s leading pharmaceutical and biotechnology companies. The company’s integrated network consists of 15 locations, including 12 commercial contract manufacturing facilities and 9 development centers across North America and Europe. Patheon enables customer products to be launched with confidence anywhere in the world. For more information visit www.patheon.com.

Forward-Looking Statements

This press release contains “forward-looking information” or “forward-looking statements” within the meaning of applicable Canadian securities laws, including statements regarding the proposed transaction and expected timing of the transaction, which forward-looking statements may use forward-looking terminology such as “may”, “will”, “expect”, “anticipate”, “believe”, “continue”, “potential”, or the negative thereof or other variations thereof or comparable terminology. Such forward-looking statements may include, without limitation, statements regarding the completion of the proposed transaction and other statements that are not historical facts.

These forward-looking statements reflect beliefs and assumptions which are based on Patheon’s perception of current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. Patheon’s beliefs and assumptions may prove to be inaccurate and consequently Patheon’s actual results could differ materially from the expectations set out herein.

While such forward-looking statements are expressed by Patheon, as stated in this release, in good faith and believed by Patheon to have a reasonable basis, they are subject to important risks and uncertainties including, without limitation, risks and uncertainties relating to the transaction and financing thereof, necessary court approvals and the satisfaction or waiver of certain other conditions contemplated by the arrangement agreement dated November 18, 2013 between Patheon and Newco. As a result of these risks and uncertainties, the proposed transaction could be modified, restructured or may not be completed, and the results or events predicted in these forward-looking statements may differ materially from actual results or events. These forward-looking statements are not guarantees of future performance, given that they involve risks and uncertainties. Patheon is not affirming or adopting any statements made by any other person in respect of the proposed transaction and expressly disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws or to comment on expectations of, or statements made by any other person in respect of the proposed transaction.

Cautionary Statement

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.